UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2018 (April 5, 2018)

INLAND REAL ESTATE INCOME TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-55146 (Commission File Number)	45-3079597 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2018, David Z. Lichterman’s position with IREIT Business Manager & Advisor, Inc. (the “Business Manager”), the business manager to Inland Real Estate Income Trust, Inc. (referred to herein as “us,” “we,” “our” or the “Company”), was eliminated due to a reorganization of the Business Manager’s accounting department. Accordingly, the board of directors of the Company (the “Board”) removed Mr. Lichterman as a Vice President, the Chief Accounting Officer and Treasurer of the Company as of April 5, 2018. The decision to eliminate Mr. Lichterman’s position was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Board appointed Catherine L. Lynch, the Company’s Chief Financial Officer, to the position of Treasurer and to assume the duties of the position of Chief Accounting Officer as of April 5, 2018.

Catherine L. Lynch, 59, has served as our chief financial officer since April 2014, and a director of the Business Manager since August 2011. Ms. Lynch joined Inland in 1989 and has been a director of The Inland Group, Inc. since June 2012. She serves as the treasurer and secretary (since January 1995), the chief financial officer (since January 2011) and a director (since April 2011) of Inland Real Estate Investment Corporation, the Company’s sponsor, and as a director (since July 2000) and chief financial officer and secretary (since June 1995) of Inland Securities Corporation. She has also served as the chief financial officer (since December 2013) and treasurer (since April 2018) of Inland Residential Properties Trust, Inc. and its business manager. She also served as the treasurer of the Inland Residential Properties Trust, Inc. business manager from December 2013 to October 2014. Ms. Lynch also serves as the chief financial officer and treasurer (since October 2016) of InPoint Commercial Real Estate Income, Inc. and as the chief financial officer and treasurer (since August 2016) of its advisor. Ms. Lynch also has served as a director of Inland Private Capital Corporation since May 2012. Ms. Lynch served as the treasurer of Inland Capital Markets Group, Inc. from January 2008 until October 2010, as a director and treasurer of Inland Investment Advisors, LLC from June 1995 to December 2014 and as a director and treasurer of Inland Institutional Capital, LLC from May 2006 to December 2014. Ms. Lynch worked for KPMG Peat Marwick LLP from 1980 to 1989. Ms. Lynch received her bachelor degree in accounting from Illinois State University in Normal. Ms. Lynch is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society. Ms. Lynch also is registered with the Financial Industry Regulatory Authority, Inc. as a financial operations principal.

The appointment was not made pursuant to any arrangement or understanding with any other person. We do not separately compensate our executive officers for their service as officers, nor do we reimburse either our Business Manager or our real estate manager for any compensation paid to individuals who serve as our executive officers or as executive officers of our Business Manager, our real estate manager or their affiliates. Ms. Lynch does not have any direct or indirect material interest in any transaction with us or in any currently proposed transaction to which we are a participant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE INCOME TRUST, INC.

Date:	April 11, 2018	By:	/s/ Mitchell A. Sabshon
		Name:	Mitchell A. Sabshon
		Title	President and Chief Executive Officer